EXHIBITS TO BE FILED BY EDGAR


               Exhibits:

                    B-1(ii)   -    Second Amendment to Amended and Restated
                                   Lake Interest Option Agreement

                    B-2(b)    -    Second Amendment to Amended and Restated
                                   Escrow Agreement